Exhibit 32.1

Certification of the Chief Executive Officer and Principal Financial and Accounting Officer
Pursuant to 18 U.S.C. Section 1350

In connection with the filing of the Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005 (the “Report”) by 360 Global Wine Company ("Registrant"), the undersigned hereby certifies that, to the best of their knowledge:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ Joel Shapiro
Joel Shapiro
Chief Executive Officer

/s/ Lynn Fetterman
Lynn Fetterman
Principal Financial and Accounting Officer

Date: March 30, 2006

A signed original of this written statement required by 18 U.S.C. Section 1350 has been provided to 360 Global Wine Company and will be retained by 360 Global Wine Company and furnished to the Securities and Exchange Commission or its staff upon request.